As filed with the Securities and Exchange Commission on July 10, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
CHINACAST EDUCATION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-0178991

(State or other jurisdiction of incorporation or	I.R.S. Employer Identification No.
organization)
25 fl. Qiang Sheng Mansion
No.145 Pu Jian Road, Pudong District
Shanghai, 211217, People’s Republic of China
(Address of Principal Executive Offices)
ChinaCast Education Corporation 2007 Omnibus
Securities and Incentive Plan

(Full title of the plan)
Ron Chan Tze Ngon, Chief Executive Officer
25 fl. Qiang Sheng Mansion
No.145 Pu Jian Road, Pudong District
Shanghai, 211217, People’s Republic of China
(Name and address of agent for service)
(86) 21 6864 4666
(Telephone number, including area code, of agent for service)
Copies of all communications, including all communications sent to agent for service to:
Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Ave.
New York, NY 10154
Phone: (212) 407-4000
Facsimile: (212) 407-4990
CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF		MAXIMUM	MAXIMUM
SECURITIES TO BE	AMOUNT TO BE	OFFERING PRICE	AGGREGATE	AMOUNT OF
REGISTERED	REGISTERED	PER SHARE(1)	OFFERING PRICE (1)	REGISTRATION FEE
Common Stock	2,500,000 (2)	$5.85	$14,625,000	$448.98
Total	2,500,000			$448.98

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) based on the closing price for the Common Stock on the OTC Bulletin Board on July 6, 2007

(2)	Includes shares of our common stock issuable pursuant to the Company’s 2007 Omnibus Securities and Incentive Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     This Registration Statement relates to two separate prospectuses.
     Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).
     Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of common shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.
Item 1. Plan Information.
     The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b). Requests should be directed to Mr. Antonio Sena, Secretary, ChinaCast Education Corporation, 25 Fl., Qiang Sheng Mansion, No. 145 Pu Jian Road, Puddorg District Shanhai, 211217, PRC, tel. (8621) 6864 4666.

1

REOFFER PROSPECTUS
2,500,000 Shares of Common Stock
CHINACAST EDUCATION CORPORATION
Common Stock $0.0001 Par value Per Share
               This reoffer prospectus relates to the 2,500,000 shares (the “Shares”) of Common Stock, par value $0.0001 per share, of ChinaCast Education Corporation (the “Company” or “ChinaCast”) which may be offered and resold from time to time by certain eligible participants of the shares issuable pursuant to our 2007 Omnibus Securities and Incentive Plan (“2007 Equity Plan”). Eligible participants in our 2007 Equity Plan consist of employees, directors, officers and consultants. We have not granted any awards under our 2007 Equity Plan to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act). If, subsequent to the date of this reoffer prospectus, we grant any awards under the 2007 Equity Plan to any eligible participants who are affiliates of our company (as defined in Rule 405 under the Securities Act), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them as selling stockholders. Selling stockholders will consist of those eligible participants who are affiliates of our company (as defined in Rule 405 of the Securities Act). It is anticipated that the selling stockholders will offer common shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at prices otherwise negotiated. See “Plan of Distribution.” We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us. We have not previously registered the offer and sale of the Shares to the selling stockholders.
               We have agreed to pay the expenses in connection with the registration of these shares. Our Common Stock is traded on the OTCBB under the symbol “CEUC.”
               Our principal executive office is located at 25fl., Qiang Sheng Mansion, No. 145 Pu Jian Road, Pudong District, Shanghai, 211217, PRC; Telephone: (86) 21 6864 4666.
INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The Date of This Prospectus is July 10, 2007

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY
     This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under “Risk Factors” and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read.
Overview
     We were formed as a blank check company to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the paper, packaging, forest products and related industries. On March 17, 2004, we completed an initial public offering of our securities (the “IPO”). Any references in this prospectus to “we,” “us,” “our,” the “holding company”, “ChinaCast Education” or “CEC” refers to ChinaCast Education Corporation and its subsidiaries, unless otherwise specified. Any reference to “ChinaCast” or “CCH” refers to our principal operating subsidiary, ChinaCast Communication Holdings Limited.
The Acquisition of CCH
     On September 13, 2005, the holders of 51.15% of the ordinary shares of CCH agreed to our acquisition offer (the “Offer”), under which CCH stockholders would have the option to receive, in the Offer, either one share of our common stock for every 21.29 CCH shares tendered, or a cash payment of 0.28 Singapore dollars (US$0.167, based on the Singapore-U.S. dollar exchange rate on that date (S$1.6810 per U.S. dollar)) for each CCH share tendered. On July 13, 2006, the letters of undertaking previously executed lapsed in accordance with Singapore law and we obtained new letters of undertaking (the “Letters of Undertaking”) from stockholders of CCH holding in the aggregate 50.85% of its outstanding shares. CCH’s majority stockholders delivering the undertakings (the “ChinaCast Majority”) committed to receive shares of our common stock in the Offer.
     On December 7, 2006, in connection with our pending acquisition of CCH, we entered into a Credit Facility Agreement with certain lenders and DBS Bank Ltd., as Administrative Agent. The Facility Agreement established a secured credit facility under which we may borrow up to S$62,000,000. We are permitted to use the proceeds of loans under the Facility Agreement only for the acquisition of outstanding shares of CCH and to pay fees, interest and other expenses related to such acquisition and the loans.
     On December 18, 2006, our stockholders voted to approve the acquisition of CCH. No holders of shares issued in our IPO elected to have their shares redeemed.
     On December 22, 2007, we completed the acquisition of CCH through our acquisition as of such date, of 51.22% of the outstanding ordinary shares of CCH. As of January 18, 2007, the date on which the Offer was completed, we had acquired an additional 29.05% of the outstanding ordinary shares of CCH. As of April 10, 2007, we had acquired 98.06% of the outstanding ordinary shares of CCH.
     On January 4, 2007, we filed an amendment to our certificate of incorporation to change our name to ChinaCast Education Corporation and to increase the number of shares of common stock that we are authorized to issue to 100,000,000.
     Our executive offices are located at 25Fl., Qiang Sheng Mansion No. 145, Pu Jian Road, Pudong District, Shanghai, 211217, PRC and our telephone number is (86 21) 68644666.

The Business of CCH
     CCH was incorporated under the laws of Bermuda on November 20, 2003 as an exempted company with limited liability, and as the holding company for a public flotation in Singapore of CCH’s business.
Products and Services
     CCH offers products and services to customers under four principal product lines:
•	Post Secondary Education Distance Learning Services — CCH enables universities and other higher learning institutions to provide nationwide real-time distance learning services. Its “turn-key” packages include all the hardware, software and broadband satellite network services necessary to allow university students located at remote classrooms around the country to interactively participate in live lectures broadcast from a main campus. CCH currently services 15 universities with over 128,000 students in over 300 remote classrooms. For example, Beijing Aeronautical and Aeronautics University (Beihang), consistently ranked among the top ten Universities in China by the Ministry of Education, launched its distance learning network in cooperation with CCH in 2002. By 2005, the number of distance learning students reached 20,000, at over 120 remote learning centers in China. In return for the turnkey distance learning services, CCH receives from the University a percentage of each remote student’s tuition. According to China’s Ministry of Education, in 2003 there were over 100 million higher education students in the PRC, while universities had sufficient physical space to accommodate only about 15% of the students qualified to attend.

•	K-12 Educational Services — CCH currently broadcasts multimedia educational content to 6,500 primary, middle and high schools throughout the PRC in partnership with leading educational content companies, such as Sun TV, Huajiao and the Clever Group, and renowned educational institutions such as the Beida Middle School and the Middle China Normal University High School. The educational content packages assist teachers in preparing and teaching course content. Each school pays CCH a subscription fee for this service.

•	Vocational/Career Training Services — In partnership with various ministries and government departments, CCH has deployed over 100 training centers throughout China providing job-skills training to recent graduates, employees of state-owned enterprises and the unemployed. One such key vocational e-learning project for the Ministry of Labor and Social Security (MLSS) provides job skills training for recently laid off workers from state-owned enterprises. The MLSS/CCH distance learning job sills program was launched in April 2003 and has trained over 50,000 workers. Over 75% of the graduates of the program have gone on to find jobs. Future plans include expanding the distance learning network from 50 to over 200 sites to achieve a target of up to 30,000 graduates per year. MLSS pays CCH monthly service and content subscription fees to provide the distance learning service.

•	Enterprise/Government Training and Networking Services — CCH provides training and networking services to large corporations, government agencies and multinational companies that require data, video and voice communications between their head office and branch offices throughout China. CCH provides these services to such customers as energy companies, post offices, insurance/financial institutions, retailers and manufacturers. One such enterprise network for Taikang Insurance, the country’s fifth largest insurance company, provides interactive corporate training to over 165,000 insurance agents throughout China.

These enterprise customers typically buy the hardware and software and pay a monthly service fee based on the number of sites and bandwidth used.
     In its business segments, CCH competes with state-owned and private enterprises that provide IT/Telecom services as well as educational services. These include large, well-funded state owned telecom companies such as China Telecom, China Netcom, China Unicom, China Railcom, China Satcom, China Orient, Guangdong Satellite Telecom and China Educational TV, as well as private educational service companies such as ChinaEdu, Beida Online, Ambow, Tengtu and China-Training.com. Not all of these companies compete directly in all e-learning and educational content sectors CCH services and may offer services that are comparable or superior to CCH’s.
     CCH seeks to achieve brand recognition in targeted high growth, high margin market segments, such as for-profit education and corporate/government training. It strives to maximize customer loyalty and increase margins by offering additional services not offered by traditional service providers. CCH intends to continue to develop for these segments new products and services that integrate broadband multimedia delivery with quality educational content. These new products include educational services such as career and vocational training courses and telecom/IT services such as voice over IP, video conferencing and web-based applications.

THE OFFERING

Common stock outstanding prior to the offering	27,050,128 shares

Common stock being offered by Selling Stockholders	2,500,000 shares

Use of Proceeds	We will not receive any proceeds from the sale of the common stock offered in this prospectus. We will receive proceeds to the extent that options issued to our 2007 Equity Plan are exercised for cash. We will use the exercise proceeds, if any, for working capital and general corporate purposes.

OTCBB Symbol	CEUC

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 5.
FORWARD-LOOKING STATEMENTS
     We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. Any information in this prospectus regarding the contingent earn-out payments should also be considered forward-looking statements. You should read statements that contain these words carefully because they:
•	discuss future expectations;

•	contain information which could impact future results of operations or financial condition; or

•	state other “forward-looking” information.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.
     All forward-looking statements included herein attributable to us, CCH or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

RISK FACTORS
          You should carefully consider the risks described below before making an investment in our common stock. An investment in our common stock being offered for resale by the selling stockholders is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. All of these risks may impair our business operations. Additional risks and uncertainties not presently foreseeable to us may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or operating results could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.
General Risks Relating To Our Business
Our business may be harmed if the Satellite Operating Entities upon which we rely fails to perform their obligations.
          We provide our services primarily over broadband satellite. Pursuant to the technical services agreement between them, CCH provides technical services to ChinaCast Li Xiang Co. Ltd. (“CCLX”), which is licensed to provide value-added satellite broadband services in the PRC and to the Beijing Branch (“CCLBJ”) of ChinaCast Co. Ltd. (“CCL”) (CCLX and CCLBJ sometimes referred to as the “Satellite Operating Entities”). CCH provides its technical services to customers of the Satellite Operating Entities, whom it considers to be its own customers. CCH also engages the Satellite Operating Entities to provide the required satellite broadband service when a customer in China engages CCH directly.
          CCH has management control over, but does not own directly or indirectly, CCLX or its parent, CCL. It has no management control over CCL other than the operation of CCLBJ. Our Chairman Yin Jianping owns 20% of Tibet Tiantai Investment Management Co., Ltd., a company that owns 70% of CCL. CCL owns 90% of CCLX. Although the technical services agreement and the pledge agreements executed by the stockholders of CCL and CCLX in CCH’s favor contains contractual safeguards to protect CCH’s interests, these safeguards may not be enforceable or effective. We have no other legal control over the Satellite Operating Entities.
          As such, we are dependent on the due performance by the Satellite Operating Entities of their obligations, and if they fail to perform their obligations under or terminate the technical services agreement between them, we will be unable to provide our services.
We and the Satellite Operating Entities have a relatively short operating history and are subject to the risks of a new enterprise, any one of which could limit growth, content and services, or market development.
          Our short operating history makes it difficult to predict how our businesses will develop. Accordingly, we face all of the risks and uncertainties encountered by early-stage companies, such as:
•	uncertain growth in the market for, and uncertain market acceptance of, products, services and technologies;

•	the evolving nature of e-learning services and content; and

•	competition, technological change or evolving customer preferences that could harm sales of their services, content or solutions.
          If we and the Satellite Operating Entities are not able to meet the challenges of building businesses and managing growth, the likely result will be slowed growth, lower margins, additional operational costs and lower income.
If we and the Satellite Operating Entities do not manage growth successfully, our growth and chances for continued profitability may slow or stop.

          We and the Satellite Operating Entities have expanded operations rapidly during the last several years, and we plan to continue to expand with additional solutions tailored to meet the different needs of end customers in specific market segments. This expansion has created significant demands on administrative, operational and financial personnel and other resources, particularly the need for working capital. Additional expansion in existing or new markets and new lines of business could strain these resources and increase the need for capital, which may result in cash flow shortages. We or the Satellite Operating Entities’ personnel, systems, procedures, and controls may not be adequate to support further expansion.
          Our acquisition of CCH has placed even heavier demands for capital due to:
•	the potential rescission liability existing as a result of our charter amendments;

•	the outstanding liabilities due to service providers since the announcement of the transaction; and

•	the increased costs of complying with the rules and regulations of being a public reporting operating company.
Future financings may dilute stockholders or impair our financial condition.
          In the future, we may need to raise additional funds through public or private financing, which might include the sale of equity securities. The issuance of equity securities could result in financial and voting dilution to our existing stockholders. The issuance of debt could result in effective subordination of stockholders’ interests to the debt, create the possibility of default, and limit our financial and business alternatives.
If we and the Satellite Operating Entities fail to keep pace with rapid technological changes, especially in the satellite and distance learning education industries, our competitive position will suffer.
          Our market and the enabling technologies (including satellite and distance learning technology) used in our education/training and enterprise data networking solutions are characterized by rapid technological change. As our services are primarily based on satellite broadband infrastructure, we rely on the Satellite Operating Entities. As such, CCH also relies on the Satellite Operating Entities to keep pace with technological changes. Prior to our acquisition of CCH, CCH’s stockholders provided it the funding it required to expand and to provide the Satellite Operating Entities with the financial support to acquire required technology. CCH will, however, need further external funding to upgrade existing technology, and there is no assurance that we will be able to obtain the necessary funds to keep pace with rapid technological changes in our markets. Failure to respond to technological advances could make our business less efficient, or cause our services to be of a lesser quality than our competitors. These advances could also allow competitors to provide higher quality services at lower costs than we can provide. Thus, if we are unable to adopt or incorporate technological advances, our services will become uncompetitive.
Unexpected network interruptions caused by system failures, natural disasters, or unauthorized tamperings with systems could disrupt our operations.
          The continual accessibility of our web sites and the performance and reliability of CCLX’s satellite network infrastructure are critical to our reputation and our ability to attract and retain users, customers and merchants. Any system failure or performance inadequacy that causes interruptions in the availability of our services, or increases response time, could reduce our appeal to users and customers. Factors that could significantly disrupt our operations include:
•	system failures and outages caused by fire, floods, earthquakes or power loss;

•	telecommunications failures and similar events;

•	software errors;

•	computer viruses, break-ins and similar disruptions from unauthorized tampering with our computer systems; and

•	security breaches related to the storage and transmission of proprietary information, such as credit card numbers or other personal information.

          We and CCLX have limited backup systems and redundancy. Future disruptions or any of the foregoing events could damage our reputation, require us to expend significant capital and other resources and expose us to a risk of loss or litigation and possible liability. Furthermore, as we rely on CCLX to provide the satellite network infrastructure, if CCLX suffers such disruptions or failure, we may have to provide CCLX with substantial financial support. Neither we nor CCLX carries any business interruption insurance to compensate for losses that may occur as a result of any of these events. Accordingly, our revenues and results of operations may be adversely affected if any of the above disruptions should occur.
If we and the Satellite Operating Entities lose key management personnel, our business may suffer.
          Our continued success is largely dependent on the continued services of our key management personnel, as well as those of the Satellite Operating Entities, and on our ability to identify, recruit, hire, train and retain qualified employees for technical, marketing and managerial positions. The loss of the services of certain of our or the Satellite Operating Entities’ key personnel, including Messrs. Yin, Chan and Sena, without adequate replacement, could have an adverse effect on us. Each of these individuals played significant roles in developing and executing our overall business plan and maintaining customer relationships and proprietary technology systems. While none is irreplaceable, the loss of the services of any would be disruptive to our business. Competition for qualified personnel in Chinese telecommunications and Internet-related markets is intense. As a result, we may have difficulty attracting and retaining them.
We may not compete successfully with large, well-funded state-owned and private enterprises in its industry, which could result in reduced revenue.
          Competition in providing education/training and enterprise data networking service is becoming more intense in the PRC. Large, well-funded state-owned enterprises, such as China Telecom, China Netcom, China Unicom, China Railcom, China Sat, China Orient, Guangdong Satellite Telecom and China Educational TV, as well as private enterprises like chinaedu.net, Beida Online, Ambow, and Tengtu, may offer services that are comparable or superior to ours. As there are no independent market surveys of our business segments, we are unable to ascertain our market share accurately. Failure to compete successfully with these state-owned enterprises will adversely affect our business and operating results.
A substantial number of shares of our common stock are currently available for sale, which might result in a decline in market price.
          As of June 4, 2007, 21,534,153 additional shares of our common stock had been issued to the former CCH stockholders, representing approximately 82.5% of our outstanding common stock. As a result of this increase in our outstanding common stock, a substantial number of additional shares are eligible for resale in the public market, which could adversely affect its market price.
          Approximately 15.5 million shares of common stock issued to former stockholder of CCH in the Offer are not covered by any registration statement and, therefore, are not currently freely-tradable by those stockholders. The Company has filed a registration statement on Form SB-2 relating to resales of such shares by such stockholders. Such registration statement has not yet been declared effective by the Securities and Exchange Commission.
Registration rights held by our initial stockholders who purchased shares prior to CEC’s IPO may have an adverse effect on the market price of our common stock.
          Our initial stockholders who purchased common stock prior to CEC’s IPO are entitled to demand that we register the resale of their shares as they have been released from escrow. If such stockholders exercise their registration rights with respect to all of their shares, there will be an additional 1,000,000 shares of common stock eligible for trading in the public market. The presence of these additional shares may have an adverse effect on the market price of our common stock.
If we are unable to receive a listing of its securities on the Nasdaq Global Market, it may be more difficult for stockholders to sell their securities.

          As required by the Letters of Undertaking, we are applying for listing of our securities on the Nasdaq Global Market. If they are not so listed, then it may be more difficult for stockholders to sell their securities.
Our stockholders may have securities law claims against us for rescission or damages that are not extinguished by consummation of the acquisition of CCH.
          On March 21, 2006, after obtaining the approval of our stockholders, we amended our certificate of incorporation, the effect of which was, among other things, to eliminate the provision of our certificate of incorporation that purported to prohibit amendment of the “business combination” provisions contained therein and to extend the date before which we must complete a business combination, to avoid being required to liquidate, from March 23, 2006 to December 31, 2006. Because extending the period during which we could consummate a business combination was not contemplated by our IPO prospectus, our stockholders may have securities law claims against us for rescission (under which a successful claimant would have the right to receive the total amount paid for his or her shares, plus interest and less any income earned on the shares, in exchange for surrender of the shares) or damages (compensation for loss on an investment caused by alleged material misrepresentations or omissions in the sale of the security). Such claims might entitle stockholders asserting them to up to US$6.00 per share of common stock, based on the initial offering price of the public units comprised of stock and warrants, less any amount received from sale of the original warrants purchased with them and plus interest from the date of our IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in value of his or her shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares.
We may be subject to securities laws claims regarding past disclosures.
          We may be subject to claims for rescission or other securities law claims resulting from our failure to disclose that our charter provision purporting to prohibit certain amendments was possibly inconsistent with Delaware’s General Corporation Law. We may also be subject to such claims as a result of inaccuracies in other disclosures, as follows: It may be argued that our IPO prospectus misstated the vote required by its charter to approve a business combination by providing that “[w]e will proceed with a business combination only if the public stockholders who own at least a majority of the shares of common stock sold in [that] offering vote in favor [of it],” and that our Exchange Act reports have been inaccurate in describing CCH as a leading provider of e-learning content (as opposed to being primarily a content carrier). On November 13, 2006, we filed a Current Report on Form 8-K with the SEC regarding this last item. We are unable to predict the likelihood that claims might be made with regard to the foregoing or estimate any amounts for which it might be liable if any such claim was made.
Compliance with the Foreign Corrupt Practices Act could adversely impact our competitive position; failure to comply could subject us to penalties and other adverse consequences.
          We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States public companies from engaging in bribery of or other prohibited payments to foreign officials to obtain or retain business. Foreign companies, including some that may compete with the combined company, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time to time in China. There is no assurance that our employees or other agents will not engage in such conduct, for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.
Foreign Exchange Risk
Changes in the conversion rate between the RMB and foreign currencies, such as Hong Kong or United States dollars, may adversely affect our profits.
          CCH bills its customers in Chinese RMB, but 13.0%, 11.9% and 10.8% of its revenues in fiscal years 2004, 2005 and 2006, respectively, were collected in Hong Kong dollars. In addition, 19.5%, 8.8% and 13.8% of its purchases/expenses in those fiscal periods, respectively, were in United States dollars; 1.1%, 3.1% and 3.7% were in Singapore dollars; and 10.1%, 9.5% and 7.7% were in Hong Kong dollars during these same periods. The remainder of its revenues and expenses/purchases were in Chinese RMB. As such, we may be subject to fluctuations in the foreign exchange rates between these currencies.
          The RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People’s Bank of China, controls the conversion of Renminbi into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.
          Neither we nor our subsidiaries have a formal hedging policy with respect to foreign exchange exposure. In the future, we may hedge exchange transactions after considering the foreign currency amount, exposure period and transaction costs.
Chinese foreign exchange controls may limit our ability to utilize CCH’s revenues effectively and receive dividends and other payments from our Chinese subsidiaries.
          CCH’s 98.5% owned subsidiary, ChinaCast Technology (Shanghai) Limited (“CCT Shanghai”), is subject to Chinese rules and regulations on currency conversion. The Chinese government regulates the conversion of the Chinese RMB into foreign currencies. Currently, foreign investment enterprises, of which CCT Shanghai is one, are required to apply for authority (renewed annually) to open foreign currency accounts governing conversion for payment of dividends limited capital items such as direct investments, loans, and issuances of securities, some of which may be effected with governmental approval, while others require authorization.
          The ability of CCT Shanghai to remit funds to us may be limited by these restrictions. There can be no assurance that the relevant regulations in China will not be amended so as to adversely affect CCT Shanghai’s ability to remit funds to us.
Risks Relating To Doing Business In The People’s Republic Of China
Introduction of new laws or changes to existing laws by the Chinese government may adversely affect our business.
          CCH, our operating subsidiary, and the Satellite Operating Entities’ business and operations in China are governed by the Chinese legal system, which is codified in written laws, regulations, circulars, administrative directives and internal guidelines. The Chinese government is in the process of developing its commercial legal system to meet the needs of foreign investors and encourage foreign investment. As the Chinese economy is developing and growing generally at a faster pace than its legal system, uncertainty exists regarding the application of existing laws and regulations to novel events or circumstances. Chinese laws and regulations, and their interpretation, implementation and enforcement, are developing and are therefore generally subject to greater changes than more established bodies of commercial law.
          Moreover, precedents of interpretation, implementation and enforcement of Chinese laws and regulations are limited, and Chinese court decisions are not binding on lower courts. Accordingly, the outcome of dispute resolutions may not be as consistent or predictable as in other more mercantilely advanced jurisdictions. It may be difficult to obtain timely and equitable enforcement of Chinese laws, or to obtain enforcement in China of a judgment by a foreign court or jurisdiction.
          Chinese law will govern CCH’s material operating agreements, some of which may be with Chinese governmental agencies. There is no assurance that CCH will be able to enforce those material agreements or that remedies will be available outside China. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a substantial degree of uncertainty as to the outcome of litigation. The inability to enforce or obtain a remedy under our future agreements may have a material adverse impact on our operations.
Our business will be adversely affected, if Chinese regulatory authorities view CCH’s and the Satellite Operating Entities’ corporate activities not complying with applicable Chinese laws and regulations, including restrictions on foreign investments, change applicable laws and regulations, or impose additional requirements and conditions with which they are unable to comply.

          The Chinese government restricts foreign investment in businesses engaged in telecommunications and education services, Internet access, education content and distribution of news and information, but permits foreign investment in businesses providing technical services in these areas. CCL and CCLX are licensed to provide value-added satellite broadband services, Internet services and Internet content in China. We have not sought confirmation from Chinese regulatory governmental authorities whether our structure and business arrangement with the Satellite Operating Entities comply with applicable Chinese laws and regulations, including regulation of value-added telecommunication business in China.
          Chinese legal advisers have opined that CCH’s performance under the technical services agreement with CCLX complies with applicable Chinese laws and regulations, and CCH complies with PRC laws and regulations to the extent that its services are technical services. However, they do not rule out the possibility that the PRC regulatory authorities will view CCH as not being in compliance with applicable PRC laws and regulations, including but not limited to restrictions on foreign investments in the value-added telecommunication business. If:
•	Chinese authorities deem CCH’s corporate activities as violating applicable Chinese laws and regulations (including restrictions on foreign investments);

•	Chinese regulatory authorities change applicable laws and regulations or impose additional requirements and conditions with which CCH is unable to comply; or

•	CCH is found to violate any existing or future Chinese laws or regulations;
the relevant Chinese authorities would have broad discretion to deal with such a violation by levying fines, revoking business license(s), requiring us to restructure CCH’s ownership or operations, and requiring CCH’s and/or CCLX to discontinue some or all of their businesses. Any of these actions will adversely affect our business.
We may be unable to enforce CCH’s agreements with the Satellite Operating Entities.
          Chinese law currently prohibits foreign investors from owning greater than 50% equity interests in companies engaged in telecommunication value-added businesses in the PRC. Although we have been advised by counsel that the pledge agreements between CCH and the Satellite Operating Entities are valid under PRC law, unless the equity interest restriction is amended or repealed, and subject to the approval of the relevant government authorities, CCH will only be entitled to enforce its right to take possession and ownership of up to a 50% interest in the Satellite Operating Entities.
Our success depends on stable political, economic and social environments, which are subject to disruption in the PRC.
          Economic conditions in China are subject to uncertainties that may arise from changes in government policies and social conditions. Since 1978, the Chinese government has promulgated various reforms of its economic systems, resulting in economic growth over the last two decades. However, many of the reforms are unprecedented or experimental and expected to be refined and modified from time to time. Other political, economic and social factors may also lead to changes, which may have a material impact on our operations and our financial performance. For instance, less governmental emphasis on education and distance learning services or on retraining out-of-work persons in the Chinese work force would harm our business, prospects, results and financial condition.
Because our executive officers and directors reside outside of the U.S., it may be difficult for you to enforce your rights against them or enforce U.S. court judgments against them in the PRC.
          Our executive officers and directors reside outside of the U.S. and substantially all of our assets are located outside of the U.S. It may therefore be difficult for you to enforce your legal rights, to effect service of process upon our officers and directors or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and executive officer under U.S. federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the U.S. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement of criminal penalties of the U.S. federal securities laws.

Weakened political relations between the U.S. and China could make us less attractive.
          The relationship between the United States and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations, and its future business plans and profitability.
Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of OECD member countries.
          The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been transitioning to a more market-oriented economy. However, there can be no assurance of the future direction of these economic reforms or the effects these measures may have. The PRC economy also differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, an international group of member countries sharing a commitment to democratic government and market economy. For instance:
•	the number and importance of state-owned enterprises in the PRC is greater than in most OECD countries;

•	the level of capital reinvestment is lower in the PRC than in most OECD countries; and

•	Chinese policies make it more difficult for foreign firms to obtain local currency in China than in OECD jurisdictions.
          As a result of these differences, our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to those of OECD member countries.
The economy of China has been experiencing unprecedented growth, which could be curtailed if the government tries to control inflation by traditional means of monetary policy or its return to planned-economy policies, any of which would have an adverse effect on the combined company.
          The rapid growth of the Chinese economy has led to higher levels of inflation. Government attempts to control inflation may adversely affect the business climate and growth of private enterprise, and the demand for higher education and e-learning, in China. In addition, our profitability may be adversely affected if prices for our products and services rise at a rate that is insufficient to compensate for the rise in its costs and expenses.
Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.
          We prepare our financial statements in Renminbi. The translation of RMB amounts into U.S. dollars is included for the convenience of readers, but payroll and other costs of non-U.S. operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-U.S. currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, prospects, financial condition and results of operations. The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Chinese Renminbi for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, prospects, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the U.S. dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to operate our business.

DETERMINATION OF OFFERING PRICE
          The selling stockholders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
USE OF PROCEEDS
          The selling stockholders are offering up to 2,500,000 shares of our common stock under this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholders. We will not receive any proceeds from the issuance of our Common Stock to the selling stockholders other than the exercise price of any options that are exercised by the selling stockholders, the proceeds of which we expect to use for working capital purposes.
SELLING STOCKHOLDERS
Discussed below are the total number of shares of our common stock and the total number of shares of common stock assuming the exercise of all options owned by the selling stockholders and registered hereunder. Except as indicated, the selling stockholders are offering all of the shares of common stock owned by them or received by them upon the exercise of the options.
Because the selling stockholders may offer all or part of the shares of common stock currently owned or the shares of common stock received upon exercise of the options, which they own pursuant to the offering contemplated by this reoffer prospectus, and because its offering is not being underwritten on a firm commitment basis, no estimate can be given as to the amount of options that will be held upon termination of this offering. The shares of common stock currently owned and the shares of common stock received upon exercise of the options or warrants offered by this reoffer prospectus may be offered from time to time by the selling stockholders named below.
Up to 2,500,000 shares of common stock issued pursuant to stock awards or the exercise of stock options by officers, directors, employees or consultants who are eligible to participate in the ChinaCast Education Corporation. 2007 Equity Plan may be sold pursuant to this reoffer prospecuts. Eligibility to participate in the 2007 Equity Plan is available to our officers, directors, employees and consultants, as well as the officers, directors, employees and consultants of any of our subsidiaries including their subsidiaries, as determined solely by the compensation committee of the board of directors.
Of the 2,500,000 shares or options eligible for grant pursuant to the 2007 Equity Plan, no shares of common stock have been awarded as of the date of this prospectus. Information relating to individual selling stockholders for stock awards and options granted following the effective date of this prospectus will be included supplementally.
          Since our company does not currently meet the registrant requirements for use of Form S-3, the amount of common shares which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he or she is acting in concert for the purpose of selling securities of our company, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

PLAN OF DISTRIBUTION
          The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
(i)	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

(ii)	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(iii)	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(iv)	an exchange distribution in accordance with the rules of the applicable exchange;

(v)	privately negotiated transactions;

(vi)	short sales;

(vii)	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

(viii)	a combination of any such methods of sale; and

(ix)	any other method permitted pursuant to applicable law.
          The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
          The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
          The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. At the time a particular offer of shares is made by the selling stockholders, to the extent required, a prospectus will be distributed. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS
          Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a party to an action, suit or proceeding because the person is or was our director, officer, employee or agent, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action, suit or proceeding if the person:
(i)	acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and

(ii)	with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Our bylaws include indemnification provisions under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as our directors or officers, except in relation to matters as to which any such director or officer was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
EXPERTS
     The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-KSB and Amendment 2 to Registration Statement on Form SB-2 have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
LEGAL MATTERS
          Certain legal matters in connection with the issuance of the shares of our common stock offered hereby by us and to be offered hereby have been passed upon for us by Loeb & Loeb LLP, New York, New York.
INCORPORATION OF DOCUMENTS BY REFERENCE
          This prospectus is part of a registration statement on Form S-8. The prospectus is prepared in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8. The SEC allows this filing to “incorporate by reference” information that the Company previously has filed with the SEC.

This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:
(a)	The Company’s latest prospectus filed with the SEC on June 25, 2007, pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form SB-2 (File No. 333-140638), which includes the Company’s audited financial statements for the year ended December 31, 2006.

(b)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the SEC on April 17, 2007;

(c)	The Company’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2007, filed with the SEC on May 14, 2007;

(d)	The Company’s Current Report on Form 8-K, dated February 2, 2007, filed with the SEC on February 8, 2007;

(e)	The Company’s Current Report on Form 8-K, dated February 28, 2007, filed with the SEC on March 6, 2007, as amended by our Current Report on Form 8-K/A dated Febary 28, 2007, filed with the SEC March 14, 2007;

(f)	The Company’s Current Report on Form 8-K, dated April 2, 2007, filed with the SEC on April 2, 2007;

(g)	The Company’s Current Report on Form 8-K dated April 17, 2007, filed with the SEC on April 18, 2007;

(h)	The Company’s Current Report on Form 8-K dated April 30, 2007, filed with the SEC on April 30, 2007;

(i)	The Company’s Current Report on Form 8-K dated May 21, 2007, filed with the SEC on May 22, 2007;

(j)	The description of the Company’s common stock contained in the Registration Statement on Form 8-A, SEC File No. 333-110906, filed January 13, 2004, together with any amendments or reports filed for the purpose of updating such description.
          All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
          You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: ChinaCast Education Corporation, Attention: Secretary, 25 Fl., Qiang Sheng Mansion, No. 145 Pu Jian Road, Puddorg District Shanhai, 211217, DRC, tel. (8621) 6864 4666. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.
WHERE YOU CAN FIND MORE INFORMATION
          ChinaCast Education Corporation is subject to the informational requirements of the Securities Act of 1934 and, accordingly, files registration statements and other information with the SEC. You may obtain these documents electronically through the SEC’s website at http://www.sec.gov. You may also obtain copies of this information by mail from the Public Reference Room at: U.S. Securities and Exchange Commission at 100 F. Street, NE, Washington, D.C. 20549-0102. Fax: (202) 777-1027. ChinaCast Education Corporation’s filings with the SEC are also available from commercial document retrieval services. Information contained on our web site should not be considered part of this prospectus. You may also request a copy of our filings at no cost, by writing or telephoning us at ChinaCast Education Corporation, 25 Fl., Qiang Sheng Mansion, No. 145 Pu Jian Road, Puddorg District Shanhai, 211217, PRC, tel. (8621) 6864 4666.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed by ChinaCast Education Corporation (the “Company”) with the Securities and Exchange Commission (the “Commision”) are incorporated by reference in this Registration Statement.
(a)	The Company’s latest prospectus filed with the SEC on June 25, 2007, pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form SB-2 (File No. 333-140638), which includes the Company’s audited financial statements for the year ended December 31, 2006.

(b)	The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the SEC on April 17, 2007;

(c)	The Company’s Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2007, filed with the SEC on May 14, 2007;

(d)	The Company’s Current Report on Form 8-K, dated February 2, 2007, filed with the SEC on February 8, 2007;

(e)	The Company’s Current Report on Form 8-K, dated February 28, 2007, filed with the SEC on March 6, 2007, as amended by our Current Report on Form 8-K/A dated Febary 28, 2007, filed with the SEC March 14, 2007;

(f)	The Company’s Current Report on Form 8-K, dated April 2, 2007, filed with the SEC on April 2, 2007;

(g)	The Company’s Current Report on Form 8-K dated April 17, 2007, filed with the SEC on April 18, 2007;

(h)	The Company’s Current Report on Form 8-K dated April 30, 2007, filed with the SEC on April 30, 2007;

(i)	The Company’s Current Report on Form 8-K dated May 21, 2007, filed with the SEC on May 22, 2007;

(j)	The description of the Company’s common stock contained in the Registration Statement on Form 8-A, SEC File No. 333-110906, filed January 13, 2004, together with any amendments or reports filed for the purpose of updating such description.
          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the “Prospectus”) to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.
          You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the following address:
Antonio Sena
Chief Financial Officer and Secretary
25 Fl., Qiang Sheng Mansion No.145
Pu Jian Road, Pudong District,
Shanghai, 211217, PRC

Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a party to an action, suit or proceeding because the person is or was our director, officer, employee or agent, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with the action, suit or proceeding if the person:
(i)	acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and

(ii)	with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
          Our bylaws include indemnification provisions under which we have agreed to indemnify our directors and officers from and against certain claims arising from or related to future acts or omissions as our directors or officers, except in relation to matters as to which any such director or officer was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
     Item 7. Exemption From Registration Claimed.
          Not applicable.

Item 8. Exhibits

Exhibit
Number	Description
4.1	ChinaCast Education Corporation 2007 Omnibus Securities and Incentive Plan.

5.1	Opinion of Loeb & Loeb LLP

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	Consent of Loeb & Loeb LLP (included in exhibit 5.1).
Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the foregoing paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a Registration Statement or incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     (i) The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (ii) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (iii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iv) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (v) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on July 10, 2007.

CHINACAST EDUCATION CORPORATION
By:	/s/ Ron Chan Tze Ngon
	Name:	Ron Chan Tze Ngon
	Title:	Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Date: July 10, 2007	/s/ Ron Chan Tze Ngon Ron Chan Tze Ngon
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: July 10, 2007	/s/ Antonio Sena Antonio Sena
Chief Financial Officer and Secretary
(Principal Accounting Officer)

Date: July 10, 2007	/s/ Yin Jianping Yin Jianping
Vice Chairman

Date: July 10, 2007	/s/ Daniel Tseung /s/ Daniel Tseung
Director

Date: July 10, 2007	/s/ Justin Tang Justin Tang
Director

Date: July 10, 2007	/s/ Richard Xue Richard Xue
Director

EXHIBIT INDEX

Exhibit
Number	Description
4.1	ChinaCast Education Corporation 2007 Omnibus Securities and Incentive Plan.

5.1	Opinion of Loeb & Loeb LLP

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd.

23.2	Consent of Loeb & Loeb LLP (included in exhibit 5.1).